 Exhibit (a)(1)(F)
NOTICE OF GUARANTEED DELIVERY For Tender of American Depositary Shares (“ADSs”) of MorphoSys AG THE TENDER OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 6:00 P.M., NEW YORK CITY TIME, ON AUGUST 2, 2024, UNLESS THE TENDER OFFER IS EXTENDED. This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing American Depositary Shares of MorphoSys are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach The Bank of New York Mellon (the “ADS Tender Agent”) on or before the Expiration Time (as defined in the Offer Document). This form may be delivered by electronic mail or mail to the ADS Tender Agent and must include a Guarantee by an Eligible Institution (as defined in the Offer Document). See Section 13.3.2(d) — “Declaration of Acceptance by Guaranteed Delivery” of the Offer Document. The ADS Tender Agent for the Offer is: The Bank of New York Mellon By Mail: The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: MPSB P.O. Box 43011 Providence, RI 02940-3011 By Overnight Courier: The Bank of New York Mellon Attn: Voluntary Corporate Actions, COY: MPSB 150 Royall Street, Suite V Canton, MA 02021 By Electronic Mail: canoticeofguarantee@computershare.com All questions on the Offer should be directed to the Information Agent, Georgeson LLC at: (866) 356-7344 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL. THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED. VOLUNTARY CORPORATE ACTION, COY: MPSB 03ZL0B

Ladies and Gentlemen:Number of ADSs:Certificate Number(s) (if available):Name(s) of RecordHolders: (Please Type or Print)The undersigned represents that the undersigned owns and hereby tenders to the Company, uponthe terms and subject to the conditions set forth in the Offer Document, dated July 4, 2024 (the“Offer Document”), and in the related Letter of Transmittal (together with the Offer Document,the “Offer”), receipt of which is hereby acknowledged, the number of ADSs set forth below, allpursuant to the guaranteed delivery procedures set forth in the Offer Document.VOLUNTARY CORPORATE ACTION, COY: MPSB

Address(es): (Include Zip Code) Area Code(s) and Telephone Number(s): X Signature(s) of Holder(s) Dated: CHECK HERE IF TENDERED ADSs ARE DELIVERED BY BOOK-ENTRY TRANSFER AND PROVIDE THE INFORMATION BELOW. Name(s) of Tendering Institution: Account Number:

GUARANTEE OF DELIVERY (Not to be used for signature guarantee) The undersigned, a financial institution that is a participant in good standing in the Securities Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (such institution, an “Eligible Institution”), hereby guarantees to deliver to the ADS Tender Agent either the certificates representing the ADSs tendered hereby, in proper form for transfer, or to deliver ADSs pursuant to the procedure for book-entry transfer into the ADS Tender Agent’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent’s Message (as defined in the Offer Document), and any other documents required by the Letter of Transmittal, all within two trading days after the date hereof. The Eligible Institution that completes this form must communicate the guarantee to the ADS Tender Agent and must deliver the properly completed and duly executed Letter of Transmittal or an Agent’s Message and certificates for Shares to the ADS Tender Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. In addition, the Tender Agent will not release payment in respect of such ADSs in the event the Eligible Institution fails to deliver such ADSs pursuant hereto. Name of Firm: Address: Area Code and Telephone No.: (Zip Code) Name: Title: Date: (Authorized Signature) (Please type or print) NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED MORPHOSYS AG ADSs SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
VOLUNTARY CORPORATE ACTION, COY: MPSB 4